EXHIBIT 10.12

AMENDMENT NO. 1
to
CREDIT AGREEMENT (FIVE-YEAR FACILITY)

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (FIVE-YEAR FACILITY) (this “Amendment”), dated as of September 20, 2007, is entered into by and among Caterpillar Inc. (“Caterpillar”), Caterpillar Financial Services Corporation (“CFSC”), Caterpillar Finance Corporation (“CFC”) and Caterpillar International Finance p.l.c. (“CIF”, and together with Caterpillar, CFSC and CFC, the “Borrowers”), the Banks, Japan Local Currency Banks and Local Currency Banks party hereto (collectively, the “Banks”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent (the “Japan Local Currency Agent”) and as Japan Local Currency Bank (the “Japan Local Currency Bank”) under the Credit Agreement (as defined below), Citibank International plc, as the Local Currency Agent under the Credit Agreement (as defined below) (the “Local Currency Agent”), and Citibank, N.A., as Agent (the “Administrative Agent” and together with the Japan Local Currency Agent and the Local Currency Agent, the “Agents”) under the Credit Agreement.  Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

PRELIMINARY STATEMENTS

The Borrowers, the Banks and the Agents are parties to the Credit Agreement (Five-Year Facility), dated as of September 21, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  The Borrowers have requested that the Banks and the Agents amend the Credit Agreement as hereinafter set forth, and the Banks and the Agents have agreed to amend the Credit Agreement pursuant to the terms of this Amendment.

SECTION 1.  Amendments to the Credit Agreement.  Effective as of the date hereof, subject to the satisfaction of the condition precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

    1.1  The Credit Agreement is amended to delete each reference therein to “BOTM” and to substitute “BTMU” in each case therefor.

    1.2  Section 1.01 is amended by deleting the definition of “2005 Five-Year Credit Agreement” in its entirety.

    1.3  The definition of “Eurocurrency Base Rate” set forth in Section 1.01 is amended and restated in its entirety as follows:

    “Eurocurrency Base Rate” means, with respect to a Eurocurrency Rate Advance for the relevant Interest Period:

        (a)    for any Eurocurrency Rate Advance in any Agreed Currency other than euro:  the applicable British Bankers’ Association Interest Settlement Rate for deposits in the Agreed Currency appearing on Reuters Screen LIBOR01 (or other applicable Screen for such Agreed Currency) as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period (or on the first day of such Interest Period, in the case of a Same Day Local Currency Advance or any Local Currency Advance made in Pounds Sterling), and having a maturity equal to such Interest Period; provided, that (i) if Reuters Screen LIBOR01 is not available to the Agent for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in the Agreed Currency as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period (or on the first day of such Interest Period, in the case of a Same Day Local Currency Advance or any Local Currency Advance made in Pounds Sterling), and having a maturity equal to such Interest Period, and (ii) if no such British Bankers’ Association Interest Settlement Rate is available to the Agent, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent as the arithmetic average (rounded upward, if necessary, to an integral multiple of 1/16 of 1%) of the rates per annum reported to the Agent by each Reference Bank as the rate at which such Reference Bank offers to place deposits in the Agreed Currency with leading banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period (or on the first day of such Interest Period, in the case of a Same Day Local Currency Advance or any Local Currency Advance made in Pounds Sterling), in the approximate amount of such Reference Bank’s relevant Eurocurrency Rate Advance and having a maturity equal to such Interest Period.  If either Reference Bank fails to provide such quotation to the Agent, then the Agent shall determine the Eurocurrency Base Rate on the basis of the quotations from the remaining Reference Bank.

        (b)    for any Eurocurrency Rate Advance in euro: the interest rate per annum equal to the rate determined by the Agent or the Local Currency Agent, as applicable, to be the rate at which deposits in euro appear on Reuters Screen EURIBOR RATES/EURIBOR RATES ACT/360 as of 11:00 a.m. (Brussels time), on the date that is two (2) TARGET Settlement Days preceding the first day of such Interest Period (or on the first day of such Interest Period, in the case of a Same Day Local Currency Advance); provided, that if such rate does not appear on Reuters Screen EURIBOR RATES/EURIBOR RATES ACT/360, then an interest rate per annum equal to the arithmetic average (rounded upwards to the nearest .01%) determined by the Agent or the Local Currency Agent, as applicable, of the rates per annum reported to the Agent or the Local Currency Agent by each Reference Bank as the rate at which deposits in euro are offered by such Reference Bank at approximately 11:00 a.m. (Brussels time), on the day that is two (2) TARGET Settlement Days preceding the first day of such Interest Period (or on the first day of such Interest Period, in the case of a Same Day Local Currency Advance) to other leading banks in the euro-zone interbank market.  For purposes of this Agreement, “TARGET Settlement Day” means any Business Day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

    Any Eurocurrency Base Rate determined on the basis of the rate displayed on a Reuters Screen in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Reuters Service within one hour of the time when such rate is first displayed by such service.

    1.4  Section 1.01 is amended by adding the following definition thereto in alphabetical order:

    “2007 Five-Year Credit Agreement” means that certain Credit Agreement (Five-Year Facility), dated as of September 20, 2007, among Caterpillar, CFSC and CFC, as Borrowers thereunder, certain financial institutions party thereto, BTMU, as Japan Local Currency Agent thereunder, and Citibank, as agent for such financial institutions, as the same may be amended, restated, supplemented or otherwise modified from time to time.

    1.5  The definition of “364-Day Credit Agreement” set forth in Section 1.01 is amended and restated in its entirety as follows:

    “364-Day Credit Agreement” means that certain Credit Agreement (364-Day Facility) dated as of September 20, 2007, among Caterpillar, CFSC, CFC, certain financial institutions party thereto, BTMU, as the Japan Local Currency Agent thereunder, and Citibank, as agent for such financial institutions, as the same may be amended, restated, supplemented or otherwise modified from time to time.

    1.6  The definition of “TIBO Rate” set forth in Section 1.01 is amended to delete each reference therein to “Telerate Page 23070” and to substitute “Reuters Screen 17097” in each case therefor.

    1.7  The last sentence of Section 2.02(b) is amended and restated in its entirety as follows:

    A certificate describing in reasonable detail the amount of such losses, costs and expenses, submitted to such Borrower and the Agent by such Bank, shall create a rebuttable presumption of such losses, costs or expenses.

    1.8  The third sentence of Section 2.05(b) is amended to insert the parenthetical “(such acceptance not to be unreasonably withheld)” immediately after the phrase “acceptable to the Agent” appearing therein.

    1.9  The first sentence of Section 2.05(c) is amended to delete the reference in clause (i) of the proviso thereof to “consent” and to substitute “acceptance” therefor.

    1.10  The first sentence of Section 2.09(b) is amended to insert the parenthetical “(without premium or penalty other than any payment required pursuant to Section 8.04(b))” immediately after the phrase “shall on such date prepay” appearing therein.

    1.11  The first sentence of Section 2.10(a) is amended to delete the phrase “upon demand by such Bank” appearing therein and to substitute “upon written demand by such Bank” therefor.

    1.12  The second sentence of Section 2.10(a) is amended and restated in its entirety as follows:

    A certificate describing in reasonable detail the amount of such increased cost, submitted to the Borrowers and the Agent by such Bank, shall create a rebuttable presumption of such increased cost.

    1.13  The first sentence of Section 2.10(b) is amended to delete the phrase “upon demand by such Bank” appearing therein and to substitute “upon written demand by such Bank” therefor.

    1.14  Section 5.01(c) is amended to insert the word “reasonable” immediately prior to the reference to “judgment” appearing in the proviso thereof.

    1.15  Section 5.01(f)(vi) is amended to delete the reference therein to “after the request” and to substitute “after the written request” therefor.

    1.16  Section 5.01(f)(x) is amended to insert the phrase “in writing with an indication of the reason for such request” immediately prior to the end thereof.

    1.17  Section 5.01(f) is further amended to insert the following paragraph at the end thereof:

    Financial statements and other documents required to be furnished pursuant to Section 5.01(f)(i) or (ii) (to the extent any such financial statements or other documents are included in reports or other materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been furnished on the date on which (i) the applicable Borrower posts such financial statements or other documents, or provides a link thereto, on such Borrower’s website on the Internet, or (ii) such financial statements or other documents are posted on behalf of the applicable Borrower on an Internet or intranet website, if any, to which each Bank and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent or the Securities and Exchange Commission’s website located at http://www.sec.gov/edgar/searchedgar/webusers.htm); provided that the applicable Borrower shall notify the Agent of the posting of any such financial statements and other documents and provide to the Agent electronic versions thereof.

    1.18  Section 5.04(a)(i) is amended to delete the following parenthetical appearing therein:  “(except as provided in subsection (ii) below)”.

    1.19  Section 6.01(c) is amended and restated in its entirety as follows:

        (c)    Such Borrower shall fail to perform or observe (i) any covenant or agreement made by it contained in subsection (a) or (f)(iv) of Section 5.01 or in Section 5.02 or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been received by such Borrower; provided, that should CFSC or any of its Subsidiaries fail to observe any such term, covenant or agreement referred to in subsections (i) or (ii) above, such failure shall not be attributable to Caterpillar; or

    1.20  Section 6.01(d)(i) is amended to delete the reference therein to “2005 Five-Year Credit Agreement” and to substitute “2007 Five-Year Credit Agreement” therefor.

    1.21  Section 6.01(d)(ii) is amended to delete the reference therein to “2005 Five-Year Credit Agreement” and to substitute “2007 Five-Year Credit Agreement” therefor.

    1.22  Section 6.01(d)(iv) is amended to delete the reference therein to “2005 Five-Year Credit Agreement” and to substitute “2007 Five-Year Credit Agreement” therefor.

    1.23  Section 6.01(e) is amended and restated in its entirety as follows:

        (e)    Such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) shall generally not pay its debts as such debts become due, or an officer or other authorized representative of such Borrower or Subsidiary shall admit in writing such Borrower’s or Subsidiary’s inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or any such proceeding shall be instituted against such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) and either an order for relief against such Borrower or Subsidiary is entered in such proceeding or such proceeding is not dismissed within forty-five (45) days; or such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

    1.24  The last sentence of Section 8.02(d) is amended and restated in its entirety as follows:

    IN NO EVENT SHALL THE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWERS, ANY BANK OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWERS’ OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY RESULTED FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

    1.25  The first sentence of Section 8.04(a) is amended to delete the phrase “Caterpillar agrees to pay on demand all costs and expenses” appearing therein and to substitute “Caterpillar agrees to pay on written demand all reasonable costs and expenses” therefor.

    1.26  The first sentence of Section 8.04(b) is amended to delete the phrase “any amounts as such Bank shall determine” and to substitute “any amounts as such Bank shall reasonably determine” therefor.

    1.27  The third sentence of Section 8.04(b) is amended and restated in its entirety as follows:

            A certificate describing in reasonable detail the amount of such losses, costs and expenses, and specifying therein the Type of loan in reference to which such Bank shall have made its calculations thereof (the “Reference Investment”), submitted to such Borrower and the Agent by such Bank, shall create a rebuttable presumption of the rate applicable to the Reference Investment identified therein

    1.28  Clause (y) of the last sentence of Section 8.04(c) is amended and restated in its entirety as follows:  “(y) that result from the violation by such indemnified Person of any law, regulation, ordinance, or judicial or governmental agency order”.

    1.29  Section 8.07(a)(ii) is amended to insert the word “written” immediately prior to the first occurrence of the word “consent” appearing therein.

    1.30  Article VIII is further amended to insert the following new Section 8.15 at the end thereof:

            SECTION 8.15.  Confidentiality.  Each of the Agent, the Japan Local Currency Agent, the Local Currency Agent, each Bank, each Japan Local Currency Bank and each Local Currency Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its affiliates and to its and its affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder, under the Japan Local Currency Addendum, under the Local Currency Addendum or under any other document related to or executed in connection herewith or therewith or any action or proceeding relating to this Agreement, the Japan Local Currency Addendum, the Local Currency Addendum or any other document related to or executed in connection herewith or therewith or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrowers and their respective obligations, this Agreement or payments hereunder, (iii) any rating agency, or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, the Japan Local Currency Agent, the Local Currency Agent, any Bank, any Japan Local Currency Bank or any Local Currency Bank or any of their respective affiliates on a nonconfidential basis from a source other than the Borrowers.

            For purposes of this Section, “Information” means all information received from the Borrowers or any of their respective Subsidiaries relating to the Borrowers or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent, the Japan Local Currency Agent, the Local Currency Bank, any Bank, any Japan Local Currency Bank and any Local Currency Bank on a nonconfidential basis prior to disclosure by the Borrowers or any of their respective Subsidiaries, provided that, in the case of information received from the Borrowers or any of their respective Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

        SECTION 2. Reaffirmation of CFSC Guaranty.  CFSC hereby reaffirms all of its obligations under Article IX of the Credit Agreement and acknowledges and agrees that such obligations remain in full force and effect and are hereby ratified, reaffirmed and confirmed.

        SECTION 3. Condition Precedent.  This Amendment shall become effective and be deemed effective as of the date hereof (or if such items are not received until a later date, on such later date) upon the Administrative Agent’s receipt of duly executed originals of this Amendment from each Borrower, the Agents and the Banks.

        SECTION 4. Covenants, Representations and Warranties of the Borrowers.

            4.1 Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made by it in the Credit Agreement, as amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

            4.2 Each Borrower hereby represents and warrants that (a) this Amendment constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor’s rights generally and by the effect of general principles of equity and (b) upon the effectiveness of this Amendment, no Event of Default shall exist with respect to such Borrower and no event shall exist which, with the giving of notice, the lapse of time or both, would constitute an Event of Default with respect to such Borrower.

    SECTION 5. Reference to and Effect on the Credit Agreement.

            5.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

            5.2 Except as specifically amended above, the Credit Agreement, the Notes and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

            5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Credit Agreement, the Notes or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

        SECTION 6. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

        SECTION 7. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 8. Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

CATERPILLAR INC.

By:	/s/ Kevin E. Colgan
	Name:	Kevin E. Colgan
	Title:	Treasurer

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:	/s/ David A. Kacynski
	Name:	David A. Kacynski
	Title:	Treasurer

CATERPILLAR INTERNATIONAL FINANCE p.l.c.

By:	/s/ James A. Duensing
	Name:	James A. Duensing
	Title:	Appointee

CATERPILLAR FINANCE CORPORATION

By:	/s/ James A. Duensing
	Name:	James A. Duensing
	Title:	Director

CITIBANK, N.A., as Administrative Agent

By:	/s/ Kevin Ege
	Name:	Kevin Ege
	Title:	Vice President

CITIBANK INTERNATIONAL plc, as Local Currency Agent

By:	/s/ Paul Gibbs
	Name:	Paul Gibbs
	Title:	Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Japan Local Currency Agent

By:	/s/ Muneya Taniguchi
	Name:	Muneya Taniguchi
	Title:	Chief Manager

CITIBANK, N.A., as a Bank and as a Local Currency Bank

By:	/s/ Kevin Ege
	Name:	Kevin Ege
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Bank and as a Local Currency Bank

By:	/s/ Randolph Cates
	Name:	Randolph Cates
	Title:	Executive Director

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Jeffrey A. Armitage
	Name:	Jeffrey A. Armitage
	Title:	Senior Vice President

AMRO BANK N.V., as a Bank and as a Local Currency Bank

By:	/s/ Brendan Korb
	Name:	Brendan Korb
	Title:	Director

By:	/s/ Michele Costello
	Name:	Michele Costello
	Title:	Director

BARCLAYS BANK PLC, as a Bank and as a Local Currency Bank

By:	/s/ Nicholas Bell
	Name:	Nicholas Bell
	Title:	Director

SOCIÉTÉ GÉNÉRALE, as a Bank and as a Local Currency Bank

By:	/s/ Kimberly A. Metzger
	Name:	Kimberly A. Metzger
	Title:	Director

WESTLB AG, NEW YORK BRANCH, as a Bank and as a Local Currency Bank

By:	/s/ Peter Badura
	Name:	Peter Badura
	Title:	Managing Director

By:	/s/ Brendan McGlynn
	Name:	Brendan McGlynn
	Title:	Manager

ROYAL BANK OF CANADA, as a Bank

By:	/s/ Meredith Majesty
	Name:	Meredith Majesty
	Title:	Authorized Signatory

ROYAL BANK OF CANADA, acting through its London Branch, as a Local Currency Bank

By:	/s/ Michael Atherton
	Name:	Michael Atherton
	Title:	Managing Director

TORONTO DOMINION (TEXAS) LLC, as a Bank

By:	/s/ Masood Fikree
	Name:	Masood Fikree
	Title:	Authorized Signatory

STANDARD CHARTERED BANK, as a Bank

By:	/s/ Karen Bershtein
	Name:	Karen Bershtein
	Title:	Associate Director

By:	/s/ Andrew Y. Ng
	Name:	Andrew Y. Ng
	Title:	Director Standard Chartered Bank NY

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Bank

By:	/s/ Damodar Menon
	Name:	Damodar Menon
	Title:	Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank

By:	/s/ Masakazu Sato
	Name:	Masakazu Sato
	Title:	Deputy General Manager

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank and as a Japan Currency Bank

By:	/s/ Muneya Taniguchi
	Name:	Muneya Taniguchi
	Title:	Chief Manager

LLOYDS TSB BANK plc, as a Bank and as a Local Currency Bank

By:	/s/ Mario Del Duca
	Name:	Mario Del Duca
	Title:	Associate Director Corporate Banking USA D029

By:	/s/ Diana Singh
	Name:	Diana Singh
	Title:	Executive Officer Corporate Banking USA S365

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Bank and as a Local Currency Bank

By:	/s/ Albert Morrow
	Name:	Albert Morrow
	Title:	Assistant Vice President

By:	/s/ Hajo Neugartner
	Name:	Hajo Neugartner
	Title:	Vice President

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to assets of William Street Commitment Corporation), as a Bank

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Assistant Vice President

MERRILL LYNCH BANK USA, as a Bank

By:	/s/ Louis Alder
	Name:	Louis Alder
	Title:	Director

ING CAPITAL LLC, as a Bank

By:	/s/ John Kippax
	Name:	John Kippax
	Title:	Managing Director

MELLON BANK, N.A., as a Bank

By:	/s/ Daniel J. Lenckos
	Name:	Daniel J. Lenckos
	Title:	First Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By:	/s/ James N. DeVries
	Name:	James N. DeVries
	Title:	Senior Vice President

BANCA NAZIONALE DEL LAVORO S.p.A., NEW YORK BRANCH, as a Bank

By:	/s/ Donna La Spma
	Name:	Donna La Spma
	Title:	Relationship Manager

By:	/s/ Tullio Lanari
	Name:	Tullio Lanari
	Title:	General Manager

KBC BANK N.V., as a Bank and as a Local Currency Bank

By:	/s/ Olivier Smekens
	Name:	Olivier Smekens
	Title:	Assistant Vice President

By:	/s/ Sandra T. Johnson
	Name:	Sandra T. Johnson
	Title:	First Vice President

THE NORTHERN TRUST COMPANY, as a Bank

By:	/s/ Courtney L. O'Connor
	Name:	Courtney L. O'Connor
	Title:	Second Vice President